Filed pursuant to Rule 424(b)(5)

Registration No. 333-180028

PROSPECTUS SUPPLEMENT

(to Prospectus dated April 12, 2012)

$25,000,000

Common Stock

This prospectus supplement relates to the issuance and sale of shares of our common stock for aggregate proceeds of up to $25,000,000 from time to time through our sales agent, MLV & Co. LLC, or MLV. These sales, if any, will be made pursuant to the terms of an At Market Issuance Agreement entered into between us and our sales agent, MLV.

Our common stock is listed on The NASDAQ Capital Market, or the NASDAQ, and trades under the symbol “PPHM”. On June 12, 2014, the last reported sale price of our common stock on the NASDAQ was $1.78 per share.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed an offering “at the market” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by MLV and us. With our prior written consent, sales may also be made in negotiated transactions and/or any other method permitted by law. MLV will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between MLV and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

MLV will be entitled to compensation at a commission rate equal to 2.5% of the gross proceeds per share sold. In connection with the sale of common stock on our behalf, MLV may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of MLV may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to MLV against certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-4 of this prospectus supplement and in any documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 13, 2014

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
PROSPECTUS SUPPLEMENT SUMMARY	S-2
THE OFFERING	S-3
RISK FACTORS	S-4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-4
USE OF PROCEEDS	S-5
DILUTION	S-5
DESCRIPTION OF COMMON STOCK	S-6
PLAN OF DISTRIBUTION	S-7
LEGAL MATTERS	S-7
EXPERTS	S-8
WHERE TO LEARN MORE ABOUT US	S-8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-8

Prospectus

ABOUT THIS PROSPECTUS	1
OUR BUSINESS	1
RISK FACTORS	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	19
USE OF PROCEEDS	19
DESCRIPTION OF COMMON STOCK	19
DESCRIPTION OF WARRANTS	20
PLAN OF DISTRIBUTION	22
LEGAL MATTERS	23
EXPERTS	23
WHERE TO LEARN MORE ABOUT US	23
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	24

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated April 12, 2012, are part of a registration statement on Form S-3 (File No. 333-180028) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the placement agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where To Learn More About Us.”

As used in this prospectus supplement, the terms “we”, “us”, “our”, “Company” and “Peregrine” refer to Peregrine Pharmaceuticals, Inc., and its wholly-owned subsidiary, Avid Bioservices, Inc.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus.  It does not contain all the information you should consider before investing in our common stock.  Before making an investment decision, you should read carefully this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” beginning on page S-4 of this prospectus supplement, and any other offering materials, together with the additional information described under the captions “Where To Learn More About Us” and “Incorporation of Certain Documents By Reference,” beginning on page S-8 of this prospectus supplement.

Our Company

We are a biopharmaceutical company with a pipeline of novel drug candidates in clinical trials focused on the treatment and diagnosis of cancer. We are advancing our lead immunotherapy candidate, bavituximab, in Phase III development, our SUNRISE trial, for the treatment of second-line non-small cell lung cancer, or NSCLC, while also seeking a licensing or funding partner to further advance Cotara into Phase III development for the treatment of brain cancer. In addition, we are evaluating our lead molecular imaging agent, 124I-PGN650, in an exploratory clinical trial for the imaging of multiple solid tumor types.

Bavituximab is our lead immunotherapy candidate in Phase III development for the treatment of NSCLC. In May 2013, we reached an agreement with the U.S. Food and Drug Administration, or FDA on the design of the Phase III SUNRISE trial (Stimulating ImmUne RespoNse thRough BavItuximab in a PhaSE III Lung Cancer Study). The SUNRISE trial design was supported by promising data from our Phase IIb trial in the same indication. In December 2013, we initiated the SUNRISE trial and patient enrollment is ongoing. In addition, in January 2014, we announced that bavituximab received FDA Fast Track designation for combination with docetaxel in patients with previously-treated non-squamous NSCLC.

The Phase III SUNRISE trial is a randomized, double-blind, placebo-controlled trial evaluating bavituximab plus docetaxel versus docetaxel plus placebo in approximately 600 patients at clinical sites worldwide. The trial will enroll patients with stage IIIb/IV non-squamous NSCLC who have progressed after standard front-line treatment. Patients will be randomized into one of two treatment arms. One treatment arm will receive docetaxel (75 mg/m2), up to six 21-day cycles, in combination with bavituximab (3 mg/kg) weekly until progression or toxicity. The other treatment arm will receive docetaxel (75 mg/m2), up to six 21-day cycles, in combination with placebo weekly until progression or toxicity. The primary endpoint of the trial will be overall survival.

With respect to our Cotara oncology program, in December 2012, we reached an agreement with the FDA on the design of a single pivotal trial to potentially support product registration for Cotara in the treatment of recurrent glioblastoma multiforme, or GBM. We are currently seeking a partner to further develop Cotara in recurrent GBM.

With respect to our imaging program, we are currently conducting an open-label, single-center clinical trial under an exploratory Investigational New Drug Application filed with the FDA for our lead imaging agent 124I-PGN650 for the imaging of multiple solid tumor types.

For a more detailed discussion of our other bavituximab trials and our other proprietary platforms, including Cotara and PGN650, please refer to our Form 10-K for the fiscal year ended April 30, 2013, filed with the SEC on July 11, 2013 and our Form 10-Q for the quarterly period ended January 31, 2014, filed with the SEC on March 7, 2014.

In addition to our clinical research and development efforts, we operate a wholly-owned cGMP (current Good Manufacturing Practices) contract manufacturing subsidiary, Avid Bioservices, Inc., or Avid. Avid is a Contract Manufacturing Organization that provides fully integrated services from cell line development to commercial cGMP biomanufacturing for Peregrine and its third-party clients. In addition to generating revenue from providing a broad range of biomanufacturing services to third-party clients, Avid is strategically integrated with Peregrine to manufacture all clinical products to support our company-sponsored and investigator-sponsored clinical trials while also preparing for potential commercial launch of bavituximab.

S-2

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $25 million.
Common stock outstanding before this offering	179,173,634 shares(1)
Manner of offering

“At the market” offering that may be made from time to time on the NASDAQ or other market for our common stock in the United States through our sales agent, MLV. See the section entitled “Plan of Distribution” of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering, if any, for general corporate purposes, including, without limitation, to fund our SUNRISE trial. Please see the section entitled “Use of Proceeds” in this prospectus supplement.

NASDAQ Capital Market symbol	PPHM
Risk Factors

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in this prospectus supplement, in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock.

_____________________________

(1)	The number set forth excludes the following common shares reserved for issuance as of June 12, 2014:

•	25,355,637 common shares reserved for issuance under outstanding option grants and available for issuance under our stock incentive plans;
•	2,940,509 common shares reserved for and available for issuance under our Employee Stock Purchase Plan;
•	273,280 common shares issuable upon exercise of outstanding warrants; and
•	22,475,000 common shares issuable upon conversion of our outstanding 10.50% Series E Convertible Preferred Stock (2).

(2)	The 10.50% Series E Convertible Preferred Stock (“Series E Preferred Stock”) is convertible into shares of common stock at a conversion price of $3.00 per share. However, in the event of a change of control (as further described in the certificate of designation of rights and preferences for the Series E Preferred Stock, or Certificate of Designations, filed as Exhibit 3.11 to the Company’s Form 8-A filed with the SEC on February 12, 2014), the holders of Series E Preferred Stock will be limited to a maximum number of shares of our common stock or other applicable consideration equal to 29 (the “Share Cap”) multiplied by the number of shares of Series E Preferred Stock converted. This Share Cap assumes our shares of common stock are acquired for a consideration of $0.855 per share or less, which is approximately one-half of the per share closing sale price of our common stock on the day before the initial public offering of the Series E Preferred Stock.

S-3

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the specific risks described in our Annual Report on Form 10-K for the year ended April 30, 2013 under the heading “Risk Factors” and in our Quarterly Reports on Form 10-Q for the three months ended July 31, 2013, October 31, 2013 and January 31, 2014 under the heading “Risk Factors” before investing in our securities. You should also consider similar information in any Annual Report on Form 10-K or other documents filed by us with the SEC after the date of this prospectus supplement before deciding to invest in our securities. If any of the foregoing risks actually materializes, our business, financial condition, results of operations and prospects could be materially adversely affected. As a result, the value of our securities could decline and you could lose part or all of your investment.  The foregoing risks are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially affect our business, financial condition, results of operations and prospects.  See “Where To Learn More About Us” and “Incorporation of Certain Documents By Reference,” beginning on page S-8 of this prospectus supplement.

Risks Related To This Offering

We will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and we may not invest the proceeds successfully.

We intend to use the net proceeds, if any, from this offering for general corporate purposes, including the funding of our SUNRISE trial. Accordingly, we will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

You will experience immediate dilution in the book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the pro forma net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 14,044,943 shares of our common stock are sold at a price of $1.78 per share, the last reported sale price of our common stock on the NASDAQ on June 12, 2014 for aggregate gross proceeds of approximately $25 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.36 per share, representing the difference between our pro forma net tangible book value per share as of January 31, 2014 and our pro forma as adjusted net tangible book value per share as of January 31, 2014 after giving effect to this offering at the assumed size and offering price. The exercise of outstanding stock options will result in further dilution of your investment. See the section below entitled "Dilution" on page S-5 for a more detailed discussion of the dilution you will incur in connection with this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information we incorporate by reference, contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended (the “Securities Act”), and 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” “continue” or other comparable words or expressions. These statements involve known and unknown risks, including, among others, risks resulting from economic and market conditions, the regulatory environment in which we operate, pricing pressures, accurately forecasting operating and capital expenditures and clinical trial costs, competitive activities, uncertainties of litigation and other business conditions, and are subject to uncertainties and assumptions contained elsewhere in this prospectus supplement and the accompanying prospectus. We base our forward-looking statements on information currently available to us, and, in accordance with the requirements of federal securities laws, we will disclose to you material developments affecting such statements. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this prospectus supplement due to certain risks and uncertainties. We undertake no duty to update any of the forward-looking statements after the date of this prospectus supplement to conform such statements to actual results or to changes in our expectations.

S-4

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market prices at which they are sold. The can be no assurances that we will be able to sell any shares under or fully utilize the sales agreement with MLV as a source of financing. We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, to fund our SUNRISE trial and which may also include research and development expenses, other clinical trial expenses, expansion of our contract manufacturing capabilities and increasing our working capital. Pending the use of the net proceeds, we expect to invest the net proceeds in investment grade, interest bearing securities.

The principal purposes of this offering are to increase our operating and financial flexibility. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock after this offering. Our net tangible book value of our common stock as of January 31, 2014 was approximately $55.1 million, or approximately $0.31 per share of common stock based upon 176.5 million shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of our common stock outstanding as of January 31, 2014.

After giving effect to the sale of our common stock in the aggregate amount of $25 million at an assumed offering price of $1.78 per share, the last reported sale price of our common stock on the NASDAQ on June 12, 2014, and after deducting estimated offering commissions payable by us, our net tangible book value as of January 31, 2014 would have been $79.4 million, or $0.42 per share of common stock. This represents an immediate increase in net tangible book value of $0.11 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.36 per share to new investors in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$1.78
Net tangible deficit per share as of January 31, 2014	$0.31	–
Increase in net tangible book value per share attributable to this offering	$0.11	–

As adjusted net tangible book value per share as of January 31, 2014, after giving effect to this offering	–	$0.42

Dilution per share to new investors in this offering	–	$1.36

The table above assumes for illustrative purposes that an aggregate of 14,044,943 shares of our common stock are sold at a price of $1.78 per share, the last reported sale price of our common stock on the NASDAQ on June 12, 2014, for aggregate gross proceeds of $25 million. The shares sold in this offering, if any, will be sold from time to time at various prices.

The number of shares of our common stock to be outstanding immediately after this offering is based on 176,453,261 shares of our common stock outstanding as of January 31, 2014. For information regarding the number of shares of our common stock outstanding as of date of this prospectus supplement, including our common stock shares reserved for future issuance, please refer to the following section entitled “Description of Common Stock”.

S-5

DESCRIPTION OF COMMON STOCK

As of the date of the prospectus supplement, we are authorized to issue up to 325,000,000 shares of common stock, $.001 par value per share. As of June 12, 2014, 179,173,634 shares of our common stock were issued and outstanding. In addition, our common stock outstanding as of June 12, 2014 excludes the following:

•	25,355,637 common shares reserved for issuance under outstanding option grants and available for issuance under our stock incentive plans;

•	2,940,509 common shares reserved for and available for issuance under our Employee Stock Purchase Plan;

•	273,280 common shares issuable upon exercise of outstanding warrants; and

•	22,475,000 common shares issuable upon conversion of our outstanding 10.50% Series E Convertible Preferred Stock (1).

_____________

(1)	The 10.50% Series E Convertible Preferred Stock (“Series E Preferred Stock”) is convertible into shares of common stock at a conversion price of $3.00 per share. However, in the event of a change of control (as further described in the certificate of designation of rights and preferences for the Series E Preferred Stock, or Certificate of Designations, filed as Exhibit 3.11 to the Company’s Form 8-A filed with the SEC on February 12, 2014), the holders of Series E Preferred Stock will be limited to a maximum number of shares of our common stock or other applicable consideration equal to 29 (the “Share Cap”) multiplied by the number of shares of Series E Preferred Stock converted. This Share Cap assumes our shares of common stock are acquired for a consideration of $0.855 per share or less, which is approximately one-half of the per share closing sale price of our common stock on the day before the initial public offering of the Series E Preferred Stock.

Dividends

Our Board of Directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when they deem expedient, subject to the rights of holders of the preferred stock, if any.

Voting

Each share of common stock entitles the holders to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. No holders of shares of common stock shall have the right to vote such shares cumulatively in any election for the Board of Directors.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock, if any, have received their liquidation preferences in full.

Miscellaneous

No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by us.

S-6

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement with MLV pursuant to which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $25 million from time to time through MLV, as our exclusive sales agent for the offer and sale of the common stock.  The form of the sales agreement will be filed as an exhibit to a report filed under the Exchange Act. The sales, if any, of common stock made under the sales agreement will be made in privately negotiated transactions or in any method permitted by law deemed to be an offering “at the market” as defined in Rule 415 promulgated under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NASDAQ, or sales made through a market maker other than on an exchange.  MLV will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between MLV and us.

MLV will sell the shares of common stock subject to the sales agreement from time to time as agreed upon by us and MLV.  Each time we wish to issue and sell shares of common stock, we will notify MLV of the proposed terms of the placement. Subject to the terms and conditions of the sales agreement, including agreement by MLV of the terms of the placement, MLV will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell all of the designated shares of common stock.  We may instruct MLV not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction.  MLV will not be obligated to attempt to sell shares if the market price is below the designated price.  We or MLV may suspend the offering of shares of common stock upon proper notice and subject to other conditions.

The compensation to MLV for sales of our common stock related to this prospectus supplement will be 2.5% of the gross proceeds from the sale of such common stock.  The remaining sales proceeds, after deducting offering expenses and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares.

Settlement for sales of common stock will occur on the third business day following the date on which any sales are made in return for payment of the net proceeds to us.  There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of common stock on our behalf, MLV may be an “underwriter” within the meaning of the Securities Act, and compensation to MLV may constitute underwriting commissions. We have agreed to provide indemnification and contribution to MLV against certain civil liabilities, including liabilities under the Securities Act. MLV may engage in transactions with, or perform services for, us in the ordinary course of business.

The offering of our common stock in accordance with the sales agreement will terminate upon the earlier of (1) the sale of all of our shares of common stock subject to the sales agreement, or (2) the termination of the sales agreement as permitted therein.

MLV and its affiliates have provided and may in the future provide various investment banking and advisory services to us from time to time for which they have received, and are expected to receive, customary fees and expenses. MLV previously acted as our underwriter in a the initial public offering of 775,000 shares of our Series E Preferred Stock, with respect to which we entered into an Underwriting Agreement, dated February 11, 2014, with MLV, Maxim Group LLC, National Securities Corporation, Empire Asset Management Company and I-Bankers Securities, Inc., and the establishment of an “at the market” program for the offering of our common stock with respect to which we entered into an At Market Issuance Sales Agreement, dated December 27, 2012, with MLV and pursuant to which multiple offerings of our common stock were made from time to time.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by K&L Gates LLP, Irvine, California, counsel to Peregrine Pharmaceuticals, Inc. LeClairRyan, A Professional Corporation, New York, New York, is acting as counsel for MLV in connection with this offering.

S-7

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended April 30, 2013 and the effectiveness of our internal control over financial reporting as of April 30, 2013, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE TO LEARN MORE ABOUT US

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus supplement. This prospectus supplement and accompanying prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information regarding us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and any proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s Internet website at http://www.sec.gov.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act. In addition, the reports, proxy statements and other information that we file with the SEC are available to you free of charge through the Investor Relations page of our website, www.peregrineinc.com, as soon as reasonably practicable after they have been electronically filed with, or furnished to, the SEC. We have included our website address as a textual reference and do not intend it as an active link to our website. The contents of our website are not part of this prospectus supplement, and you should not consider the contents of our website in making an investment decision with respect to our securities.

Descriptions in this prospectus supplement and accompanying prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents we file with them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus supplement is considered to be part of this prospectus supplement, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus supplement. We have filed the following documents with the SEC. These documents are incorporated by reference as of their respective dates of filing:

1.	our Annual Report on Form 10-K for the fiscal year ended April 30, 2013, as filed with the SEC on July 11, 2013;

2.	our Definitive Proxy Statement with respect to the 2013 Annual Meeting of Stockholders held on October 17, 2013, as filed with the SEC on August 26, 2013;

3.	our Quarterly Report on Form 10-Q for the quarterly periods ended July 31, 2013, October 31, 2013, and January 31, 2014, as filed with the SEC on September 9, 2013, December 10, 2013 and March 7, 2014, respectively.

S-8

4.	our Current Reports on Form 8-K as filed with the SEC on May 8, 2013, May 20, 2013, June 3, 2013, June 27, 2013, July 11, 2013, October 17, 2013, October 18, 2013, January 6, 2014, January 23, 2014, February 5, 2014, February 6, 2014, February 12, 2014, February 19, 2014, February 27, 2014, March 7, 2014, March 11, 2014, May 5, 2014, May 8, 2014 and June 10, 2014;

5.	the description of our common stock contained in our Registration Statement on Form 8-A and Form 8-B (Registration of Successor Issuers) filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

6.	the description of our preferred stock purchase rights contained in our Form 8-A filed under the Exchange Act on March 17, 2006, including any amendment or report filed for the purpose of updating such descriptions;

7.	the description of our Series E Preferred Stock contained in our Form 8-A filed under the Exchange Act on February 12, 2014, including any amendment or report filed for the purpose of updating such description; and

8.	all other reports filed by us under Section 13(a) of 15(d) of the Exchange Act since the end of our fiscal year ended April 30, 2013.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus supplement and the accompanying prospectus by reference, other than exhibits to such documents. Requests for such documents and information should be directed to:

Peregrine Pharmaceuticals, Inc.

Attn: Paul J. Lytle, Chief Financial Officer

14282 Franklin Avenue

Tustin, California 92780-7017

(714) 508-6000

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PROSPECTUS

$150,000,000

Common Stock

Warrants

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. We may offer and sell our common stock and warrants described in this prospectus in one or more offerings from time to time and at prices and on terms to be determined at or prior to the time of the applicable offering. The aggregate initial offering price of all securities sold under this prospectus by us will not exceed $150,000,000. We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

This prospectus describes the general terms of these securities. The specific terms of the securities and the specific manner in which we will offer and sell them will be contained in a prospectus supplement. The prospectus supplement may also add, update, or change information contained in this prospectus.

We encourage you to carefully review and consider this prospectus and any prospectus supplement before investing in our securities. We also encourage you to read the documents to which we have referred you in the “Where To Learn More About Us” section of this prospectus for information on us and for our financial statements. This prospectus may not be used to consummate sales of our securities by us unless accompanied by a prospectus supplement.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 and is listed on The NASDAQ Capital Market under the symbol “PPHM”. On April 2, 2012, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.54 per share. You are urged to obtain current market quotations for our common stock.

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Investing in our securities involves risks. Please carefully review the information under the heading “Risk Factors” on page 5. In addition, risks associated with any investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 5.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2012

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
OUR BUSINESS	1
RISK FACTORS	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	19
USE OF PROCEEDS	19
DESCRIPTION OF COMMON STOCK	19
DESCRIPTION OF WARRANTS	20
PLAN OF DISTRIBUTION	22
LEGAL MATTERS	23
EXPERTS	23
WHERE TO LEARN MORE ABOUT US	23
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	24

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings for total gross proceeds of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer hereunder. Each time we sell securities hereunder, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where To Learn More About Us.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any related supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any related prospectus supplement. This prospectus and any related supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus or any related supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any related prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any related prospectus supplement is delivered or securities are sold on a later date.

As used in this prospectus, the terms “we”, “us”, “our”, “Company” and “Peregrine” refer to Peregrine Pharmaceuticals, Inc., and its wholly-owned subsidiary, Avid Bioservices, Inc.

OUR BUSINESS

This is only a summary and does not contain all of the information that you should consider before investing in our Common Stock and/or Warrants. You should read the entire prospectus carefully, including the “Risk Factors” section as well as the information incorporated by reference into this prospectus under “Where To Learn More About Us.”

Overview

We are a clinical-stage biopharmaceutical company driven to develop and manufacture first-in-class monoclonal antibodies for the treatment of cancer and infectious diseases. We are advancing our two Phase II oncology programs with our lead product candidates bavituximab and Cotara.

Our pipeline of novel investigational monoclonal antibodies is based on two first-in-class technology platforms, including phosphatidylserine (“PS”)-targeting antibodies and DNA/histone-targeting antibodies.

Bavituximab is our lead PS-targeting antibody that has demonstrated broad therapeutic potential and represents a new approach to treating cancer. PS is a highly immunosuppressive molecule usually located inside the membrane of healthy cells, but “flips” and becomes exposed on the outside of cells that line tumor blood vessels, creating a specific target for anti-cancer treatments. PS-targeting antibodies target and bind to PS and block this immunosuppressive signal, thereby enabling the immune system to recognize and fight the tumor.

Bavituximab’s therapeutic potential is currently being evaluated in seven clinical trials including three randomized Phase II trials in front-line non-small cell lung cancer (“NSCLC”), second-line NSCLC, and front-line pancreatic cancer, as well as in four investigator-sponsored trials (“IST”) in additional oncology indications. During September and October 2011, we announced that we completed patient enrollment in both the front and second-line NSCLC studies, respectively.

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With respect to the randomized Phase II front-line NSCLC study comparing bavituximab plus carboplatin and paclitaxel (“bavituximab-containing arm”) versus carboplatin and paclitaxel alone (“chemotherapy-containing arm”) in patients with front-line Stage IIIb and Stage IV non-small cell lung cancer, on March 9, 2012, we announced current median progression free survival (“PFS”) estimates and overall response rates (“ORR”). Based on investigator assessments, patients in the bavituximab-containing arm demonstrated a current median PFS estimate of 5.8 months versus 4.6 months for patients treated in the chemotherapy-containing arm, representing a 26% improvement. These results are consistent with a prior phase II single-arm study testing the same bavituximab combination in front-line NSCLC patients which showed a 6.1 month median PFS and with several prior published studies with carboplatin and paclitaxel in front-line patients that showed approximately a 4.5 month median PFS. In addition, based on independent central imaging reads, patients demonstrated a current median PFS estimate of 6.7 months for the bavituximab-containing arm and 6.4 months for the chemotherapy-containing arm. Regarding ORR, based on an independent central imaging review of eligible patients, patients treated in the bavituximab-containing arm demonstrated an ORR of 25%, versus 23% for patients treated in the chemotherapy-containing arm while investigator-determined overall response rates were 32% for bavituximab-containing arm and 31% for the chemotherapy-only arm.

While the data from the investigator assessments were in alignment with previous published reports for the chemotherapy-containing arm and suggested an encouraging difference between the treatment arms, the unexpected long PFS estimate for the chemotherapy-containing arm based on central reads confounds our ability to fully interpret this secondary efficacy endpoint. As we look ahead, the next important data points that will allow us to plan the next steps in our clinical development strategy of bavituximab for NSCLC include, but are not limited to (i) median overall survival (“OS”) data from the front-line NSCLC study (expected in the second half of calendar year 2012), (ii) data from our second-line NSCLC study, (expected in the first half of calendar year 2012), and (iii) data from an ongoing IST evaluating bavituximab in combination with pemetrexed and carboplatin in front-line NSCLC (expected during calendar year 2012).

With respect to the second-line NSCLC study evaluating two different dose levels of bavituximab with docetaxel versus placebo with docetaxel, we plan to unblind the primary endpoint, ORR, in the first half of calendar year 2012 and report secondary endpoints from this study, including PFS and OS, once these event-driven endpoints are reached.

In addition, we are currently enrolling patients in a Phase II randomized trial with bavituximab in combination with gemcitabine in previously untreated pancreatic cancer patients with interim data expected in calendar year 2012.

With respect to ISTs, our clinical collaborators are evaluating new bavituximab drug combinations and additional oncology indications in the following trials: (i) a Phase I/II trial evaluating bavituximab combined with sorafenib in patients with advanced hepatocellular carcinoma (“HCC”), or liver cancer, (ii) a Phase I/II trial evaluating bavituximab combined with cabazitaxel in patients with second-line castration resistant prostate cancer (“CRPC”), (iii) a Phase Ib trial evaluating bavituximab combined with pemetrexed and carboplatin in patients with front-line NSCLC, and (iv) a Phase I trial evaluating bavituximab combined with paclitaxel in patients with HER2-negative metastatic breast cancer. Initial data from three of these ISTs have been accepted for presentation at the 2012 annual meeting of the Association for the Advancement of Cancer Research.

With respect to bavituximab for the treatment of infectious diseases, in December 2011, we reported preliminary data from a randomized Phase II trial to treat naïve, genotype 1 HCV patients. Patients were randomized in the three-arm study to receive one of two doses of bavituximab (0.3mg/kg or 3mg/kg) or pegylated interferon alpha-2a, in combination with ribavirin. A preliminary data analysis indicated that the combination of bavituximab and ribavirin appeared safe and well tolerated with patients reporting fewer side effects than in the interferon-containing arm. Initial data from the study also indicated that both dose levels of bavituximab with ribavirin demonstrated signs of antiviral activity, however more patients had achieved early virologic response (“EVR”) in the interferon-containing group by the end of the study. Based on the nature of late EVR development in the bavituximab containing arms at the very end of the 12 week trial, a longer-term evaluation was deemed necessary to adequately compare the effectiveness of bavituximab and interferon. EVR was defined as equal to or greater than a 2 log reduction in HCV RNA from baseline. We are seeking a partner to further advance the program.

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Cotara is our lead DNA/histone H1-targeting antibody based on our Tumor Necrosis Therapy (“TNT”) technology platform. A novel approach to treating brain cancer, Cotara is a targeted monoclonal antibody linked to a radioisotope that is administered as a single-infusion, one-time therapy directly into the tumor, destroying the tumor from the inside out, with minimal exposure to healthy tissue. In calendar year 2011, we reported what we believe is promising median overall survival of 9.3 months in patients witth glioblastoma multiforme (“GBM”) at first relapse following a single dose of Cotara in a Phase II clinical trial. Based on these data and data from earlier clinical studies, we have entered into active discussion with the U.S. Food and Drug Administration (“FDA”) regarding a registration pathway for Cotara to further advance the program. Cotara has been granted orphan drug status and fast track designation for the treatment of GBM and anaplastic astrocytoma by the FDA.

In addition to our clinical research and development efforts, we operate a wholly-owned cGMP (current Good Manufacturing Practices) contract manufacturing subsidiary, Avid Bioservices, Inc. (“Avid”). Avid is a Contract Manufacturing Organization that provides fully integrated services from cell line development to commercial cGMP biomanufacturing for Peregrine and Avid’s third-party clients. In addition to generating revenue from providing a broad range of biomanufacturing services to third-party clients, Avid is strategically integrated with Peregrine to manufacture all clinical products to support our clinical trials while also preparing for potential commercial launch.

For a more detailed discussion of our proprietary platforms, please refer to our Form 10-K for the fiscal year ended April 30, 2011, filed with the Securities and Exchange Commission on July 14, 2011.

Company Information

We are a Delaware corporation. Our principal offices are located at 14282 Franklin Avenue, Tustin, California 92780. The telephone number of our principal offices is 714-508-6000. Our internet addresses are www.peregrineinc.com and www.avidbio.com. The information contained on our websites is not incorporated by reference and should not be considered a part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

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About the Offering

Common stock and/or warrants offered by us in this prospectus	$150,000,000 aggregate gross sales proceeds

Common stock outstanding before this offering	100,799,768 (1)

Use of proceeds	See “Use of Proceeds”

NASDAQ Capital Market symbol	PPHM

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(1)	The number set forth above does not include approximately 17,312,710 shares of our common stock that, as of March 31, 2012, are reserved for issuance under our stock incentive plans, employee stock purchase plan, and for outstanding warrants, calculated as follows:

Number of Shares of Common Stock Reserved For Issuance
Common shares reserved for issuance under outstanding option grants and available for issuance under our stock incentive plans	12,305,978
Common shares reserved for and available for issuance under our Employee Stock Purchase Plan	4,786,765
Common shares issuable upon exercise of outstanding warrants	219,967
Total shares of common stock reserved for issuance	17,312,710

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RISK FACTORS

You should consider carefully the risk factors described below, and all other information contained in or incorporated by reference in this prospectus, before deciding to invest in our Common Stock and/or Warrants. If any of the following risks actually occur, they may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our Common Stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results or financial condition and could result in a complete loss of your investment.

If We Cannot Obtain Additional Funding, Our Product Development And Commercialization Efforts May Be Reduced Or Discontinued And We May Not Be Able To Continue Operations.

At January 31, 2012, we had $19,761,000 in cash and cash equivalents. We have expended substantial funds on the research, development and clinical trials of our product candidates, and funding the operations of Avid. As a result, we have historically experienced negative cash flows from operations since our inception and we expect the negative cash flows from operations to continue for the foreseeable future. Our net losses incurred during the past three fiscal years ended April 30, 2011, 2010 and 2009 amounted to $34,151,000, $14,494,000, and $16,524,000, respectively. Unless and until we are able to generate sufficient revenues from Avid’s contract manufacturing services and/or from the sale and/or licensing of our products under development, we expect such losses to continue for the foreseeable future.

Therefore, our ability to continue our clinical trials and development efforts is highly dependent on the amount of cash and cash equivalents on hand combined with our ability to raise additional capital to support our future operations through one or more methods, including but not limited to, issuing additional equity or debt.

With respect to financing our operations through the issuance of equity, from May 1, 2011 through February 29, 2012, we raised $33,067,000 in gross proceeds. As of February 29, 2012, additional shares of our common stock for aggregate gross proceeds of up to $38,644,000 remained available under two effective shelf registration statements.

Although we believe we can raise sufficient capital to meet our obligations through fiscal year 2013, our ability to raise additional capital in the equity markets is dependent on a number of factors, including, but not limited to, the market demand for our common stock. The market demand or liquidity of our common stock is subject to a number of risks and uncertainties, including but not limited to, negative economic conditions, adverse market conditions, adverse clinical trials results, and significant delays in one or more clinical trials. If our ability to access the capital markets becomes severely restricted, it could have a negative impact on our business plans, including our clinical trial programs and other research and development activities. In addition, even if we are able to raise additional capital, it may not be at a price or on terms that are favorable to us.

We may also raise additional capital through licensing or partnering our products in development or increasing revenue from our wholly-owned subsidiary, Avid. While we will continue to explore these potential opportunities, there can be no assurances that we will be successful in generating additional revenue from Avid or under potential licensing or partnering agreements to complete the research, development, and clinical testing of our product candidates.

Based on our current projections, which include projected revenues under signed contracts with existing customers of Avid, and assuming we do not generate any additional revenues or raise any additional capital from the capital markets or other potential sources, we believe we have sufficient cash on hand combined with amounts expected to be received from Avid customers to meet our obligations as they become due through at least the third quarter of calendar year 2012. There are a number of uncertainties associated with our financial projections, including but not limited to, termination of third party contracts, technical challenges, the rate at which patients are enrolled into any current or future clinical trials, any of which could reduce, delay or accelerate our future projected cash inflows and outflows. In addition, in the event our projected cash-inflows are reduced or delayed we might not have sufficient capital to operate our business through the third quarter of calendar year 2012 unless we raise additional capital. The uncertainties surrounding our future cash inflows have raised substantial doubt regarding our ability to continue as a going concern.

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We Have Had Significant Losses And We Anticipate Future Losses.

We have incurred net losses in most fiscal years since we began operations in 1981. The following table represents net losses incurred for the nine months ended January 31, 2012 and for each of the past three fiscal years:

Net Loss
Nine months ended January 31, 2012 (unaudited)	$31,237,000
Fiscal Year 2011	$34,151,000
Fiscal Year 2010	$14,494,000
Fiscal Year 2009	$16,524,000

As of January 31, 2012, we had an accumulated deficit of $327,242,000. While we expect to continue to generate revenues from Avid’s contract manufacturing services, in order to achieve and sustain profitable operations, we must successfully develop and obtain regulatory approval for our products, either alone or with others, and must also manufacture, introduce, market and sell our products. The costs associated with clinical trials and product manufacturing is very expensive and the time frame necessary to achieve market success for our products is long and uncertain. We do not expect to generate product or royalty revenues for at least the next two years, and we may never generate product and/or royalty revenues sufficient to become profitable or to sustain profitability.

The sale of substantial shares of our common stock may depress our stock price.

As of March 31, 2012, there were 100,799,768 shares of our common stock outstanding. Substantially all of these shares are eligible for trading in the public market, subject in some cases to volume and other limitations. The market price of our common stock may decline if our common stockholders sell a large number of shares of our common stock in the public market, or the market perceives that such sales may occur.

We could also issue up to 17,312,710 additional shares of our common stock that are reserved for future issuance under our stock incentive plans, employee stock purchase plan, and for outstanding warrants, as further described in the following table:

Number of Shares Reserved
Common shares reserved for issuance under outstanding option grants and available for issuance under our stock incentive plans	12,305,978
Common shares reserved for and available for issuance under our Employee Stock Purchase Plan	4,786,765
Common shares issuable upon exercise of outstanding warrants	219,967
Total shares of common stock reserved for issuance	17,312,710

In addition, the above table does not include shares of common stock that we have available to issue under our current effective shelf registration statements, under which we may issue, from time to time, in one or more offerings, shares of our common stock for remaining aggregate gross proceeds of up to $37,524,000 as of March 31, 2012.

Of the total options and warrants outstanding as of March 31, 2012, none would be considered dilutive to stockholders because we would receive an amount per share which is less than the market price of our common stock at March 31, 2012.

In addition, we will need to raise substantial additional capital in the future to fund our operations. If we raise additional funds by issuing equity securities, the market price of our securities may decline and our existing stockholders may experience significant dilution.

6

Current economic conditions and capital markets are in a period of disruption and instability which could adversely affect our ability to access the capital markets, and thus adversely affect our business and liquidity.

The current economic conditions and financial crisis have had, and will continue to have, a negative impact on our ability to access the capital markets, and thus have a negative impact on our business and liquidity. The shortage of liquidity and credit combined with the substantial losses in worldwide equity markets could lead to an extended worldwide recession. We may face significant challenges if conditions in the capital markets do not improve. Our ability to access the capital markets has been and continues to be severely restricted at a time when we need to access such markets, which could have a negative impact on our business plans, including our clinical trial programs and other research and development activities. Even if we are able to raise additional capital, it may not be at a price or on terms that are favorable to us. We cannot predict the occurrence of future disruptions or how long the current conditions may continue.

Our highly volatile stock price and trading volume may adversely affect the liquidity of our common stock.

The market price of our common stock and the market prices of securities of companies in the biotechnology sector have generally been highly volatile and are likely to continue to be highly volatile.

The following table shows the high and low sales price and trading volume of our common stock for each quarter in the last twelve (12) fiscal quarters ended January 31, 2012:

	Common Stock Sales Price		Common Stock Daily Trading Volume (000’s omitted)
	High	Low	High	Low
Quarter Ended January 31, 2012	$1.53	$0.85	7,162	138
Quarter Ended October 31, 2011	$1.88	$0.95	2,450	110
Quarter Ended July 31, 2011	$2.48	$1.56	1,012	144
Quarter Ended April 30, 2011	$2.74	$2.05	929	152
Quarter Ended January 31, 2011	$3.10	$1.46	3,434	105
Quarter Ended October 31, 2010	$2.08	$1.25	4,997	118
Quarter Ended July 31, 2010	$4.14	$1.51	9,520	140
Quarter Ended April 30, 2010	$4.30	$2.86	1,278	66
Quarter Ended January 31, 2010	$3.46	$2.51	1,384	49
Quarter Ended October 31, 2009	$4.74	$2.74	2,243	64
Quarter Ended July 31, 2009	$5.65	$1.85	7,345	39
Quarter Ended April 30, 2009	$2.60	$1.52	702	14

The market price of our common stock may be significantly impacted by many factors, including, but not limited to:

•	announcements of technological innovations or new commercial products by us or our competitors;
•	publicity regarding actual or potential company-sponsored clinical trial and investigator-sponsored clinical trial results relating to products under development by us or our competitors;
•	significant changes in our financial results or that of our competitors, including our abilities to continue as a going concern;
•	the offering and sale of shares of our common stock at a discount under an equity transaction;
•	significant changes in our capital structure;
•	published reports by securities analysts;
•	announcements of licensing agreements, joint ventures, strategic alliances, and any other transaction that involves the development, sale or use of our technologies or competitive technologies;
•	developments and/or disputes concerning our patent or other proprietary rights;
•	regulatory developments and product safety concerns;
•	general stock trends in the biotechnology and pharmaceutical industry sectors;
•	public concerns as to the safety and effectiveness of our products;
•	economic trends and other external factors, including but not limited to, interest rate fluctuations, economic recession, inflation, foreign market trends, national crisis, and disasters; and
•	healthcare reimbursement reform and cost-containment measures implemented by government agencies.
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These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock, and may otherwise negatively affect the liquidity of our common stock.

The liquidity of our common stock will be adversely affected if our common stock is delisted from the NASDAQ Capital Market.

Our common stock is traded on The NASDAQ Capital Market. To maintain inclusion on The NASDAQ Capital Market, we must continue to meet the following six listing requirements:

1.	Net tangible assets of at least $2,500,000 or market capitalization of at least $35,000,000 or net income of at least $500,000 in either our latest fiscal year or in two of our last three fiscal years;
2.	Public float of at least 500,000 shares;
3.	Market value of our public float of at least $1,000,000;
4.	A minimum closing bid price of $1.00 per share of common stock, without falling below this minimum bid price for a period of thirty consecutive trading days;
5.	At least two market makers; and
6.	At least 300 stockholders, each holding at least 100 shares of common stock.

On March 28, 2012, we received a deficiency notice from The NASDAQ Stock Market indicating that the Company's minimum bid price had fallen below $1.00 for 30 consecutive business days, and therefore, was not in compliance with NASDAQ Marketplace Rule 5550(a)(2). According to the NASDAQ notice, we have been provided 180 calendar days, or until September 24, 2012, to regain compliance with this minimum bid price requirement. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days. If we do not regain compliance within the initial 180-day period, but otherwise meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, except for the bid price requirement, we will be granted an additional 180 calendar days to regain compliance. If we are not eligible for an additional compliance period, NASDAQ will notify us that our securities will be subject to delisting. At that time, we may appeal this determination to delist our securities to a Listing Qualification Panel. In addition, if we fail to regain compliance with the minimum closing bid price requirement or fail to comply with any other NASDAQ Capital Market listing requirements, the market value of our common stock could fall and holders of our common stock would likely find it more difficult to dispose of the common stock.

If our common stock is ever delisted, we would apply to have our common stock quoted on the OTCQX, the world’s largest interdealer quotation system, which is operated by OTC Market Groups, Inc. Upon any such delisting, our common stock would become subject to the regulations of the Securities and Exchange Commission relating to the market for penny stocks. A penny stock, as defined by the Penny Stock Reform Act, is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

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Successful development of our products is uncertain. To date, no revenues have been generated from the commercial sale of our products and our products may not generate revenues in the future.

Our development of current and future product candidates is subject to the risks of failure inherent in the development of new pharmaceutical products and products based on new technologies. These risks include:

•	delays in product development, clinical testing or manufacturing;
•	unplanned expenditures in product development, clinical testing or manufacturing;
•	failure in clinical trials or failure to receive regulatory approvals;
•	emergence of superior or equivalent products;
•	inability to manufacture on our own, or through others, product candidates on a commercial scale;
•	inability to market products due to third party proprietary rights; and
•	failure to achieve market acceptance.

Because of these risks, our research and development efforts or those of our partners may not result in any commercially viable products. If significant portions of these development efforts are not successfully completed, required regulatory approvals are not obtained, or any approved products are not commercially successful, our business, financial condition and results of operations may be materially harmed.

Because we have not begun the commercial sale of any of our products, our revenue and profit potential is unproven and our operating history makes it difficult for an investor to evaluate our business and prospects. Our technology may not result in any meaningful benefits to our current or potential partners. No revenues have been generated from the commercial sale of our products, and our products may not generate revenues in the future. Our business and prospects should be considered in light of the heightened risks and unexpected expenses and problems we may face as a company in an early stage of product development in an extremely competitive and rapidly evolving industry.

We are primarily focusing our activities and resources on the development of bavituximab and depend on its success.

We are focusing most of our near-term research and development activities and resources on bavituximab, and we believe a significant portion of the value of our Company relates to our ability to develop this drug candidate. The development of bavituximab is subject to many risks, including the risks discussed in other risk factors. If the results of clinical trials of bavituximab, the regulatory decisions affecting bavituximab, the anticipated or actual timing and plan for commercializing bavituximab, or, ultimately, the market acceptance of bavituximab do not meet our, your, analysts’ or others’ expectations, the market price of our common stock could be adversely affected.

Our product development efforts may not be successful.

Our product candidates have not received regulatory approval and are generally in research, preclinical and various clinical stages of development. If the results from any of the clinical trials are not positive, those results may adversely affect our ability to raise additional capital or obtain regulatory approval to conduct additional clinical trials, which will affect our ability to continue full-scale research and development for our antibody technologies. In addition, our product candidates may take longer than anticipated to progress through clinical trials, or patient enrollment in the clinical trials may be delayed or prolonged significantly, thus delaying the clinical trials. Patient enrollment is a function of many factors, including the size of the patient population, the nature of the protocol, the proximity of patients to the clinical sites, competing studies of other investigational products, and the inclusion and exclusion eligibility criteria for the study. In addition, because our Cotara product candidate represents a departure from more commonly used methods for cancer treatment, potential patients and their doctors may be inclined to use conventional therapies, such as chemotherapy, rather than enroll patients in any future clinical study.

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Clinical trials required for our product candidates are expensive and time consuming, and their outcome is uncertain.

In order to obtain FDA approval to market a new drug product, we or our potential partners must demonstrate proof of safety and efficacy in humans. To meet these requirements, we or our potential partners will have to conduct extensive preclinical testing and “adequate and well-controlled” clinical trials. Conducting clinical trials is a lengthy, time-consuming and expensive process. The length of time may vary substantially according to the type, complexity, novelty and intended use of the product candidate, and often can be several years or more per trial. Delays associated with products for which we are directly conducting preclinical or clinical trials may cause us to incur additional operating expenses. Moreover, we may continue to be affected by delays associated with the preclinical testing and clinical trials of certain product candidates conducted by our partners over which we have no control. The commencement and rate of completion of clinical trials may be delayed by many factors, including, for example:

•	obtaining regulatory approval to commence a clinical trial;
•	reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;
•	slower than expected rates of patient recruitment due to narrow screening requirements;
•	the inability of patients to meet FDA or other regulatory authorities imposed protocol requirements;
•	the inability to retain patients who have initiated a clinical trial but may be prone to withdraw due to various clinical or personal reasons, or who are lost to further follow-up;
•	the inability to manufacture sufficient quantities of qualified materials under current good manufacturing practices, or cGMPs, for use in clinical trials;
•	shortages of chemotherapy or other drugs used in clinical trials in combination with bavituximab;
•	the need or desire to modify our manufacturing processes;
•	the inability to adequately observe patients after treatment;
•	changes in regulatory requirements for clinical trials;
•	the lack of effectiveness during the clinical trials;
•	unforeseen safety issues;
•	delays, suspension, or termination of the clinical trials due to the institutional review board responsible for overseeing the study at a particular study site; and
•	government or regulatory delays or “clinical holds” requiring suspension or termination of the trials.

Even if we obtain positive results from preclinical or initial clinical trials, we may not achieve the same success in future trials. Clinical trials may not demonstrate statistically sufficient safety and effectiveness to obtain the requisite regulatory approvals for product candidates employing our technology.

Clinical trials that we conduct or that third-parties conduct on our behalf may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals for any of our product candidates. We expect to commence new clinical trials from time to time in the course of our business as our product development work continues. The failure of clinical trials to demonstrate safety and effectiveness for our desired indications could harm the development of that product candidate as well as other product candidates. Any change in, or termination of, our clinical trials could materially harm our business, financial condition and results of operations.

We rely on third parties to conduct our clinical trials and many of our preclinical studies. If those parties do not successfully carry out their contractual duties or meet expected deadlines, our drug candidates may not advance in a timely manner or at all.

In the course of our discovery, preclinical testing and clinical trials, we rely on third parties, including universities, investigators and clinical research organizations, to perform critical services for us. For example, we rely on third parties to conduct our clinical trials and many of our preclinical studies. Clinical research organizations and investigators are responsible for many aspects of the trials, including finding and enrolling patients for testing and administering the trials. Although we rely on these third parties to conduct our clinical trials, we are responsible for ensuring that each of our clinical trials is conducted in accordance with its investigational plan and protocol. Moreover, the FDA and foreign regulatory authorities require us to comply with regulations and standards, commonly referred to as good clinical practices, or GCPs, for conducting, monitoring, recording and reporting the results of clinical trials to ensure that the data and results are scientifically credible and accurate and that the trial subjects are adequately informed of the potential risks of participating in clinical trials. Our reliance on third parties does not relieve us of these responsibilities and requirements. These third parties may not be available when we need them or, if they are available, may not comply with all regulatory and contractual requirements or may not otherwise perform their services in a timely or acceptable manner, and we may need to enter into new arrangements with alternative third parties and our clinical trials may be extended, delayed or terminated. These independent third parties may also have relationships with other commercial entities, some of which may compete with us. In addition, if such third parties fail to perform their obligations in compliance with our clinical trial protocols, our clinical trials may not meet regulatory requirements or may need to be repeated. As a result of our dependence on third parties, we may face delays or failures outside of our direct control. These risks also apply to the development activities of our collaborators, and we do not control our collaborators’ research and development, clinical trials or regulatory activities. We do not expect any drugs resulting from our collaborators’ research and development efforts to be commercially available for many years, if ever.

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In addition, we have prepaid research and development expenses to third parties that have been deferred and capitalized as pre-payments to secure the receipt of future preclinical and clinical research and development services. These pre-payments are recognized as an expense in the period that the services are performed. We assess our prepaid research and development expenses for impairment when events or changes in circumstances indicate that the carrying amount of the prepaid expense may not be recoverable or provide a future economic benefit, including the risk of third party nonperformance. If there are indicators that the third parties are unable to perform the research and development services, we may be required to take an impairment charge.

We do not have experience as a company conducting large-scale clinical trials, or in other areas required for the successful commercialization and marketing of our product candidates.

Results from early stage clinical trials of bavituximab and Cotara may not be indicative of successful outcomes in later stage trials. Negative or limited results from any current or future clinical trial could delay or prevent further development of our product candidates which would adversely affect our business.

We have no experience as a Company in conducting large-scale, late-stage clinical trials, and our experience with early-stage clinical trials with small numbers of patients is limited. In part because of this limited experience, we cannot be certain that planned clinical trials will begin or be completed on time, if at all. Large-scale trials would require significant additional financial and management resources, and reliance on third-party clinical investigators, contract research organizations (“CROs”) or consultants. Relying on third-party clinical investigators or CROs may force us to encounter delays that are outside of our control. Any such delays could have a material adverse effect on our business.

We also do not currently have marketing, sales and distribution capabilities for our product candidates. Developing an internal sales and distribution capability would be an expensive and time-consuming process. We may enter into agreements with third parties that would be responsible for marketing and distribution. However, these third parties may not be capable of successfully selling any of our product candidates. The inability to commercialize and market our product candidates could materially affect our business.

Failure to recruit, enroll, and retain patients for clinical trials may cause the development of our product candidates to be delayed or development costs to increase substantially.

We have experienced, and expect to experience in the future, delays in patient enrollment in our clinical trials for a variety of reasons. The timely completion of clinical trials in accordance with their protocols depends, among other things, on our ability to enroll a sufficient number of patients who remain in the study until its conclusion. The enrollment of subjects depends on many factors, including:

•	the patient eligibility criteria defined in the protocol;
•	the size of the patient population required for analysis of the trial’s primary endpoints;
•	the proximity of patients to study sites;
•	the design of the trial;
•	our ability to recruit clinical trial investigators with the appropriate competencies and experience;
•	our ability to obtain and maintain patient consents;
•	the risk that patients enrolled in clinical trials will drop out of the trials before completion; and
•	competition for patients by clinical trial programs for other treatments.

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Our clinical trials compete with other clinical trials for product candidates that are in the same therapeutic areas as our product candidates, and this competition reduces the number and types of subjects available to us, because some patients who might have opted to enroll in our trials opt to enroll in a trial being conducted by one of our competitors. Since the number of qualified clinical investigators is limited, we conduct some of our clinical trials at the same clinical trial sites that some of our competitors use, which reduces the number of subjects who are available for our clinical trials in such clinical trial site. Delays in patient enrollment in the future as a result of these and other factors may result in increased costs or may affect the timing or outcome of our clinical trials, which could prevent us from completing these trials and adversely affect our ability to advance the development of our product candidates.

Enrollment in Our international clinical Sites may be delayed or otherwise adversely impacted by social, political and economic factors affecting the particular foreign country.

We have in the past conducted, are currently conducting and intend in the future to conduct, clinical trials globally including clinical sites in India and other countries. Our ability to successfully initiate, enroll and complete a clinical trial in any foreign country is subject to numerous risks unique to conducting business in foreign countries, including:

•	difficulty in establishing or managing relationships with clinical research organizations and physicians;
•	different standards for the conduct of clinical trials and/or health care reimbursement;
•	our inability to locate qualified local consultants, physicians, and partners;
•	the potential burden of complying with a variety of foreign laws, medical standards and regulatory requirements, including the regulation of pharmaceutical products and treatment; and
•	general geopolitical risks, such as political and economic instability, and changes in diplomatic and trade relations.

Because some of the trial sites for our Phase II cancer trials are in India and other foreign countries, any disruption to our international clinical trial sites could significantly delay our product development efforts.

Success in early clinical trials may not be indicative of results obtained in later trials.

A number of new drugs and biologics have shown promising results in initial clinical trials, but subsequently failed to establish sufficient safety and effectiveness data to obtain necessary regulatory approvals. Data obtained from preclinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval.

Data from our preclinical studies and Phase I and initial Phase II clinical trials should not be relied upon as evidence that later or larger-scale clinical trials will succeed. The Phase I studies we have completed to date have been designed to primarily assess safety in a small number of patients. In addition, the limited results we have obtained in the Phase II trials may not predict results for any future studies and also may not predict future therapeutic benefit of our drug candidates. We will be required to demonstrate through larger-scale clinical trials that bavituximab and Cotara are safe and effective for use in a diverse population before we can seek regulatory approval for their commercial sale. There is typically an extremely high rate of attrition from the failure of drug candidates proceeding through clinical trials.

In addition, regulatory delays or rejections may be encountered as a result of many factors, including changes in regulatory policy during the period of product development.

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If we successfully develop products but those products do not achieve and maintain market acceptance, our business will not be profitable.

Even if bavituximab, Cotara, or any future product candidate is approved for commercial sale by the FDA or other regulatory authorities, the degree of market acceptance of any approved product candidate by physicians, healthcare professionals and third-party payors and our profitability and growth will depend on a number of factors, including:

•	our ability to provide acceptable evidence of safety and efficacy;
•	relative convenience and ease of administration;
•	the prevalence and severity of any adverse side effects;
•	availability of alternative treatments;
•	pricing and cost effectiveness;
•	effectiveness of our or our collaborators’ sales and marketing strategy; and
•	our ability to obtain sufficient third-party insurance coverage or reimbursement.

In addition, if bavituximab, Cotara, or any future product candidate that we discover and develop does not provide a treatment regimen that is more beneficial than the current standard of care or otherwise provide patient benefit, that product likely will not be accepted favorably by the market. If any products we may develop do not achieve market acceptance, then we may not generate sufficient revenue to achieve or maintain profitability.

In addition, even if our products achieve market acceptance, we may not be able to maintain that market acceptance over time if new products or technologies are introduced that are more favorably received than our products, are more cost effective or render our products obsolete.

If we do not establish additional collaborations, we may have to alter our development plans.

Our drug development programs and potential commercialization of our drug candidates will require substantial additional cash to fund expenses. We either own or in-licensed all rights to our two lead drug candidates, bavituximab and Cotara, and are fully responsible for the associated development costs. Our strategy continues to include the potential of selectively collaborating with leading pharmaceutical and biotechnology companies to assist us in furthering development and potential commercialization of some of our drug candidates and research programs. We may enter into one or more of such collaborations in the future, especially for target indications in which the potential collaborator has particular therapeutic expertise or that involve a large, primary care market that must be served by large sales and marketing organizations or for markets outside of North America. We face significant competition in seeking appropriate collaborators and these collaborations are complex and time-consuming to negotiate and document. We may not be able to negotiate collaborations on acceptable terms, or at all. Even if we successfully enter into a collaboration, we cannot provide assurance that our partner will perform its contractual obligations or will not terminate the agreement. If that were to occur, we may have to curtail the development of a particular drug candidate, reduce or delay its development program or one or more of our other development programs, delay its potential commercialization or reduce the scope of our sales or marketing activities, or increase our expenditures and undertake development or commercialization activities at our own expense. If we elect to increase our expenditures to fund development or commercialization activities on our own, we may need to obtain additional capital, which may not be available to us on acceptable terms, or at all. If we do not have sufficient funds, we will not be able to bring our drug candidates to market and generate product revenue.

Healthcare reform measures and other statutory or regulatory changes could adversely affect our business.

In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system in ways that could impact our business. In March 2010, the U.S. Congress enacted and President Obama signed into law the Patient Protection and Affordable Care Act, which includes a number of healthcare reform provisions. The reforms imposed by the new law will significantly impact the pharmaceutical industry, most likely in the area of pharmaceutical product pricing; however, the full effects of new law cannot be known until these provisions are implemented and the relevant federal and state agencies issue applicable regulations or guidance.

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The pharmaceutical and biotechnology industries are subject to extensive regulation, and from time to time legislative bodies and governmental agencies consider changes to such regulations that could have significant impact on industry participants. For example, in light of certain highly-publicized safety issues regarding certain drugs that had received marketing approval, the U.S. Congress has considered various proposals regarding drug safety, including some which would require additional safety studies and monitoring and could make drug development more costly. We are unable to predict what additional legislation or regulation, if any, relating to safety or other aspects of drug development may be enacted in the future or what effect such legislation or regulation would have on our business.

The business and financial condition of pharmaceutical and biotechnology companies are also affected by the efforts of governments, third-party payors and others to contain or reduce the costs of healthcare to consumers. In the United States and various foreign jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the healthcare system, such as proposals relating to the reimportation of drugs into the U.S. from other countries (where they are then sold at a lower price) and government control of prescription drug pricing. The pendency or approval of such proposals could result in a decrease in our share price or limit our ability to raise capital or to obtain strategic collaborations or licenses.

If we cannot license or sell Cotara, it may be delayed or never be further developed in the U.S.

We have completed a single-arm Phase II study with Cotara for the treatment of brain cancer. In our most recent Phase II open-label, multicenter trial, 41 GBM patients at first relapse were enrolled and received a single-treatment with Cotara. Median overall survival for patients treated with Cotara was 9.3 months. Based on these data and data from earlier clinical studies, we have entered into active discussion with the U.S. Food and Drug Administration (“FDA”) regarding a registration pathway for Cotara to further advance the program. Based on the number of patients required to be enrolled and the design of the registration study, we may not have the financial resources internally to complete the larger registration study. We may therefore seek a licensing or funding partner to further advance the program. In the event we are not able to secure a partnership for the program in the U.S., we may not be able to advance the project past its current stage of development. Because there are a limited number of companies which have the financial resources, the internal infrastructure, the technical capability and the marketing infrastructure to develop and market a radiopharmaceutical-based oncology drug, we may not secure a suitable partner for Cotara. Furthermore, we cannot ensure that if we do secure a suitable licensing partner for the program, the financial terms that they propose will be acceptable to us.

Our dependency on our radiolabeling suppliers may negatively impact our ability to complete Future clinical trials and market our products.

We have procured and anticipate we will continue to procure our antibody radioactive isotope combination services (“radiolabeling”) for our Cotara clinical trials from Iso-tex Diagnostics, Inc. (for potential future patients enrolled in the U.S.) and from the Board of Radiation & Isotope Technology (“BRIT”) (for potential future patients enrolled in India). Although we order radiolabeling services on an as needed basis through an agreed upon purchase order, we do not have any arrangements with either Iso-tex Diagnostics, Inc. or BRIT that would require either supplier to radiolabel our product. In the event that either supplier was unable to provide the radiolabeling services for future studies, we would have to temporarily shift patient enrollment to the country (U.S. or India) able to continue providing the radiolabeling services which could significantly delay patient enrollment in that potential future study. If both of these suppliers are unable to continue to qualify its respective facility or radiolabel and supply our antibody in a timely manner, any future potential clinical trial using radiolabeling technology could be adversely affected and could be significantly delayed. While there are other suppliers for radioactive isotope combination services in the U.S. and India, a future clinical trial could be delayed for up to twelve to eighteen months because it may take that amount of time to certify a new facility under current Good Manufacturing Practices and qualify the product, plus we would incur significant costs to transfer our technology to another vendor. In addition, the number of facilities that can perform these radiolabeling services is very limited. Prior to commercial distribution of any of our products, if approved, we will be required to identify and contract with a company for commercial antibody manufacturing and radioactive isotope combination services. An antibody that has been combined with a radioactive isotope, such as Iodine-131, cannot be stored for long periods of time, as it must be used within one week of being radiolabeled to be effective. Accordingly, any change in our existing or future contractual relationships with, or an interruption in supply from, any such third-party service provider or antibody supplier could negatively impact our ability to complete any potential future clinical trial conducted by us or a potential licensing partner.

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Our manufacturing facilities may not continue to meet regulatory requirements and have limited capacity.

Before approving a new drug or biologic product, the FDA requires that the facilities at which the product will be manufactured be in compliance with current Good Manufacturing Practices, or cGMP, requirements. To be successful, our therapeutic products must be manufactured for development and, following approval, in commercial quantities, in compliance with regulatory requirements and at acceptable costs. Currently, we manufacture all preclinical and clinical material through Avid Bioservices, Inc., our wholly-owned subsidiary. While we believe our current facilities are adequate for the manufacturing of product candidates for clinical trials, our facilities may not be adequate to produce sufficient quantities of any products for commercial sale.

If we are unable to establish and maintain a manufacturing facility or secure third-party manufacturing capacity within our planned time frame and cost parameters, the development and sales of our products, if approved, may be materially harmed.

We may also encounter problems with the following:

•	production yields;
•	quality control and quality assurance;
•	shortages of qualified personnel;
•	compliance with FDA or other regulatory authorities regulations, including the demonstration of purity and potency;
•	changes in FDA or other regulatory authorities requirements;
•	production costs; and/or
•	development of advanced manufacturing techniques and process controls.

In addition, we or any third-party manufacturer will be required to register the manufacturing facilities with the FDA and other regulatory authorities, provided it had not already registered. The facilities will be subject to inspections confirming compliance with cGMP or other regulations. If any of our third-party manufacturers or we fail to maintain regulatory compliance, the FDA can impose regulatory sanctions including, among other things, refusal to approve a pending application for a new drug product or biologic product, or revocation of a pre-existing approval. As a result, our business, financial condition and results of operations may be materially harmed.

We may have significant product liability exposure because we maintain only limited product liability insurance.

We face an inherent business risk of exposure to product liability claims in the event that the administration of one of our drugs during a clinical trial adversely affects or causes the death of a patient. Although we maintain product liability insurance for clinical studies in the amount of $5,000,000 per occurrence or $5,000,000 in the aggregate on a claims-made basis, this coverage may not be adequate. Product liability insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms, if at all. Our inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims in excess of our insurance coverage, if any, or a product recall, could negatively impact our financial position and results of operations.

In addition, the contract manufacturing services that we offer through Avid expose us to an inherent risk of liability as the antibodies or other substances manufactured by Avid, at the request and to the specifications of our customers, could possibly cause adverse effects or have product defects. We obtain agreements from our customers indemnifying and defending us from any potential liability arising from such risk. There can be no assurance that such indemnification agreements will adequately protect us against potential claims relating to such contract manufacturing services or protect us from being named in a possible lawsuit. Although Avid has procured insurance coverage, there is no guarantee that we will be able to maintain our existing coverage or obtain additional coverage on commercially reasonable terms, or at all, or that such insurance will provide adequate coverage against all potential claims to which we might be exposed. A partially successful or completely uninsured claim against Avid would have a material adverse effect on our consolidated operations.

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If we are unable to obtain, protect and enforce our patent rights, we may be unable to effectively protect or exploit our proprietary technology, inventions and improvements.

Our success depends in part on our ability to obtain, protect and enforce commercially valuable patents. We try to protect our proprietary positions by filing U.S. and foreign patent applications related to our proprietary technology, inventions and improvements that are important to developing our business. However, if we fail to obtain and maintain patent protection for our proprietary technology, inventions and improvements, our competitors could develop and commercialize products that would otherwise infringe upon our patents.

Our patent position is generally uncertain and involves complex legal and factual questions. Legal standards relating to the validity and scope of claims in the biotechnology and biopharmaceutical fields are still evolving. Accordingly, the degree of future protection for our patent rights is uncertain. The risks and uncertainties that we face with respect to our patents include the following:

•	the pending patent applications we have filed or to which we have exclusive rights may not result in issued patents or may take longer than we expect to result in issued patents;
•	the claims of any patents that issue may not provide meaningful protection;
•	we may be unable to develop additional proprietary technologies that are patentable;
•	the patents licensed or issued to us may not provide a competitive advantage;
•	other parties may challenge patents licensed or issued to us;
•	disputes may arise regarding the invention and corresponding ownership rights in inventions and know-how resulting from the joint creation or use of intellectual property by us, our licensors, corporate partners and other scientific collaborators; and
•	other parties may design around our patented technologies.

We may become involved in lawsuits to protect or enforce our patents that would be expensive and time consuming.

In order to protect or enforce our patent rights, we may initiate patent litigation against third parties. In addition, we may become subject to interference or opposition proceedings conducted in patent and trademark offices to determine the priority and patentability of inventions. The defense of intellectual property rights, including patent rights through lawsuits, interference or opposition proceedings, and other legal and administrative proceedings, would be costly and divert our technical and management personnel from their normal responsibilities. An adverse determination of any litigation or defense proceedings could put our pending patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. For example, during the course of this kind of litigation, confidential information may be inadvertently disclosed in the form of documents or testimony in connection with discovery requests, depositions or trial testimony. This disclosure could have a material adverse effect on our business and our financial results.

We may not be able to compete with our competitors in the Biotechnology Industry because many of them have greater resources than we do and they are further along in their development efforts.

The pharmaceutical and biotechnology industry is intensely competitive and subject to rapid and significant technological change. Many of the drugs that we are attempting to discover or develop will be competing with existing therapies. In addition, we are aware of several pharmaceutical and biotechnology companies actively engaged in research and development of antibody-based products that have commenced clinical trials with, or have successfully commercialized, antibody products. Some or all of these companies may have greater financial resources, larger technical staffs, and larger research budgets than we have, as well as greater experience in developing products and running clinical trials. We expect to continue to experience significant and increasing levels of competition in the future. In addition, there may be other companies which are currently developing competitive technologies and products or which may in the future develop technologies and products that are comparable or superior to our technologies and products.

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Bavituximab is currently in clinical trials for the treatment of advanced solid tumors, including NSCLC and pancreatic cancer. Although we are not aware of any other monoclonal antibodies in clinical development targeting PS as a potential therapy for advanced solid tumors, there are a number of possible competitors with approved or developmental targeted agents used alone or in combination with standard chemotherapy for the treatment of cancer, including but not limited to, Avastin® (bevacizumab) by Roche/Genentech, Gleevec® (imatinib) by Novartis, Tarceva® (erlotinib) by OSI Pharmaceuticals, Inc. and Roche/Genentech, Erbitux® (Cetuximab) by Eli Lilly and Company and Bristol-Myers Squibb Company, Rituxan® (rituximab) and Herceptin® (trastuzumab) by Roche/Genentech, Vectibix® (panitumumab) by Amgen, afatinib by Boehringer Ingelheim, Xalkori® (crizotinib) by Pfizer, iniparib by Sanofi-Aventis and Bipar Sciences, ARQ-197 by ArQule and Daiichi Sankyo, ganetespib by Synta Pharmaceuticals, and Yervoy® (ipilimumab) by Bristol-Myers Squibb Company. Additional possible competitors also exist with approved or developmental immunotherapies including but not limited to Provenge® (sipuleucel-T) and other Active Cellular Immunotherapy candidates by Dendreon, Emepepimut-S by Biomira and EMD Serono, and Astuprotimut-r by GlaxoSmithKline. There are a significant number of companies developing cancer therapeutics using a variety of targeted and non-targeted approaches. A direct comparison of these potential competitors will not be possible until bavituximab advances to later-stage clinical trials.

In addition, we are evaluating bavituximab in combination with ribavirin as a potential replacement for the pegylated interferon alpha component for the current standard of care for HCV. We are aware of no other products in clinical development targeting PS as a potential therapy for HCV. There are a number of companies that have products approved and on the market for the treatment of HCV, including but not limited to: Peg-Intron® (pegylated interferon-alpha-2b), Rebetol® (ribavirin), which are marketed by Merck, and Pegasys® (pegylated interferon-alpha-2a) and Copegus® (ribavirin USP), which are marketed by Roche, INCIVEKTM (telaprevir) by Vertex, Victrelis® (boceprevir) by Merck, and Infergen® (interferon alfacon-1) marketed by Three Rivers Pharmaceuticals, LLC. Currently, the cornerstone of HCV therapy remains pegylated interferon alpha with ribavirin and recently approved telaprevir or boceprevir are being added to this regimen. Pegylated interferon alpha is generally associated with considerable toxicity, including flu-like symptoms, hematologic changes and central nervous system side effects including depression, and it is not uncommon for patients to discontinue therapy because they are unable to tolerate the side effects.

Other developmental immunomodulatory treatments with the potential to replace interferon-alpha in HCV therapeutic regimens include but are not limited to monoclonal antibodies such as CT-011 by CureTech and TEVA, novel interferons such as pegylated interferon lambda by Bristol-Myers Squibb Company, Interferon alpha 2b XL by Flamel Technologies, Interferon Alpha 5 by Digna Biotech, Locteron® by Biolex Therapeutics, and Hanferon by HanAll BioPharma, therapeutic vaccines such as AdCh3NSmut and Ad6NSmut by Okiros, CheonVac-C by Inovio/Tripep, GI-5005 by Globeimmune, IC41 by Intercell AG, and TG4040 by Transgene, toll-like receptor agonists such as ANA-773 by Anadys, GS 9629 by Gilead, and IMO-2125 by Idera Pharmaceuticals, as well as other developmental immunomodulatory compounds including but not limited to CYT-107 by Cytheris, and NOV-205 by Novelos.

Other developmental candidates include, but are not limited to nucleotide analogues, nucleoside anlogues, protease inhibitors, polymerase inhibitors, cyclophilin inhibitors and other direct-acting antiviral candidates such as PSI-7977, PSI-938 and mericitabine (RG7128) by Gilead/Pharmasset, INX-189 by Inhibitex, ANA-508 by Anadys/Roche, Danoprevir by Roche, DEB-205 by Novartis and Debiopharm, Filibuvir by Pfizer, nitazoxanide by Romark and Chugai, and TMC435 by Medivir and Johnson & Johnson. There are a significant number of companies developing HCV therapeutics using a variety of approaches. A direct comparison of these potential competitors will not be possible until bavituximab advances to later-stage clinical trials.

We are developing Cotara for the treatment of recurrent GBM, the most aggressive form of brain cancer. Approved treatments for brain cancer include the Gliadel® Wafer (polifeprosan 20 with carmustine implant) from Eisai, Inc., Temodar® (temozolomide) from Merck, Avastin® (bevacizumab) from Roche/Genentech, and the NovoTTF-100A System by Novocure. Gliadel Wafers are inserted in the tumor cavity following surgical resection and releases a chemotherapeutic agent over time. Temodar is administered orally to patients with brain cancer. Avastin is a monoclonal antibody that targets vascular endothelial growth factor (“VEGF”) to prevent the formation of new tumor blood vessels. The NovoTTF-100A system is a portable, wearable device that delivers an anti-mitotic, anti-cancer therapy.

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Since Cotara is a single-treatment approach that targets brain tumors from the inside out, it is a novel treatment dissimilar from other drugs in development for this disease. Some products in development may compete with Cotara should they become approved for marketing. These products include, but are not limited to: 131I-TM601, a radiolabeled chlorotoxin peptide being developed by TransMolecular, Inc., CDX-110, a peptide vaccine under development by Celldex, cilengitide, an integrin-targeting peptide being evaluated by Merck KGaA, cediranib, a VEGF receptor tyrosine kinase inhibitor being developed by AstraZeneca, and DCVax® a dendritic cell-based vaccine being developed by Northwest Biotherapeutics. In addition, oncology products marketed for other indications such as Gleevec® (Novartis), Tarceva® (Genentech/OSI), Nexavar® (Bayer/Onyx), and afatinib by Boehringer Ingelheim are being tested in clinical trials for the treatment of brain cancer.

Avid Bioservices, Inc., our subsidiary, is exposed to risks resulting from its small customer base.

A significant portion of Avid Bioservices’ revenues have historically been derived from a small customer base. These customers typically do not enter into long-term contracts because their need for drug supply depends on a variety of factors, including the drug’s stage of development, their financial resources, and, with respect to commercial drugs, demand for the drug in the market. Our results of operations could be adversely affected if revenue from any one of our primary customers is significantly reduced or eliminated.

If we lose qualified management and scientific personnel or are unable to attract and retain such personnel, we may be unable to successfully develop our products or we may be significantly delayed in developing our products.

Our success is dependent, in part, upon a limited number of key executive officers, each of whom is an at-will employee, and also upon our scientific researchers. For example, because of his extensive understanding of our technologies and product development programs, the loss of Mr. Steven W. King, our President & Chief Executive Officer and Director, would adversely affect our development efforts and clinical trial programs during the six to twelve month period that we estimate it would take to find and train a qualified replacement.

We also believe that our future success will depend largely upon our ability to attract and retain highly-skilled research and development and technical personnel. We face intense competition in our recruiting activities, including competition from larger companies with greater resources. We do not know if we will be successful in attracting or retaining skilled personnel. The loss of certain key employees or our inability to attract and retain other qualified employees could negatively affect our operations and financial performance.

Our Governance Documents and State Law provide certain anti-takeover measures which will discourage a third party from seeking to acquire us unless approved by the Board of Directors.

We adopted a shareholder rights plan, commonly referred to as a “poison pill,” on March 16, 2006. The purpose of the shareholder rights plan is to protect stockholders against unsolicited attempts to acquire control of us that do not offer a fair price to our stockholders as determined by our Board of Directors. Under the plan, the acquisition of 15% or more of our outstanding common stock by any person or group, unless approved by our board of directors, will trigger the right of our stockholders (other than the acquiror of 15% or more of our common stock) to acquire additional shares of our common stock, and, in certain cases, the stock of the potential acquiror, at a 50% discount to market price, thus significantly increasing the acquisition cost to a potential acquiror. In addition, our certificate of incorporation and by-laws contain certain additional anti-takeover protective devices. For example,

•	no stockholder action may be taken without a meeting, without prior notice and without a vote; solicitations by consent are thus prohibited;
•	special meetings of stockholders may be called only by our Board of Directors; and
•	our Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences, and issue shares, of preferred stock. An issuance of preferred stock with dividend and liquidation rights senior to the common stock and convertible into a large number of shares of common stock could prevent a potential acquiror from gaining effective economic or voting control.

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Further, we are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, restricts certain transactions and business combinations between a corporation and a stockholder owning 15% or more of the corporation’s outstanding voting stock for a period of three years from the date the stockholder becomes a 15% stockholder.

Although we believe these provisions and our rights plan collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our Board of Directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, which is responsible for appointing the members of our management.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference herein contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and 21E of the Exchange Act. Some of the statements under “Our Business”, “Risk Factors” and elsewhere in this prospectus constitute “forward-looking” statements. These statements involve known and unknown risks, including, among others, risks resulting from economic and market conditions, the regulatory environment in which we operate, pricing pressures, accurately forecasting operating and capital expenditures and clinical trial costs, competitive activities, uncertainties of litigation and other business conditions, and are subject to uncertainties and assumptions contained elsewhere in this prospectus. We base our forward-looking statements on information currently available to us, and, in accordance with the requirements of federal securities laws, we will disclose to you material developments affecting such statements. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this prospectus due to certain risks and uncertainties. The risks described above in the section entitled “Risk Factors” specifically address some of the factors that may affect our future operating results and financial performance.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include research and development expenses, clinical trial expenses, expansion of our contract manufacturing capabilities and increasing our working capital. Pending the application of the net proceeds, we expect to invest the proceeds in investment grade, interest bearing securities.

The principal purposes of this offering are to increase our operating and financial flexibility. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

DESCRIPTION OF COMMON STOCK

As of the date of the prospectus, we are authorized to issue up to 325,000,000 shares of common stock, $.001 par value per share. As of March 31, 2012, 100,799,768 shares of our common stock were outstanding. In addition, we have reserved an additional 17,312,710 shares of common stock for issuance under our stock incentive plans, employee stock purchase plan and warrant agreements that were issued and outstanding or reserved for issuance as of March 31, 2012.

Dividends

Our Board of Directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when they deem expedient, subject to the rights of holders of the preferred stock, if any.

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Voting

Each share of common stock entitles the holders to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. No holders of shares of common stock shall have the right to vote such shares cumulatively in any election for the Board of Directors.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock, if any, have received their liquidation preferences in full.

Miscellaneous

No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by us.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. We may issue warrants independently or together with shares of our common stock, and the warrants may be attached to or separate from our shares of common stock. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any prospectus supplement, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;

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•	the anti-dilutive protections given to the holder of such warrant;
•	a discussion of any material or special U.S. federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of California.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of March 31, 2012, there were outstanding warrants to purchase 219,967 shares of common stock at an exercise price of $1.48 per share.

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PLAN OF DISTRIBUTION

We may use this prospectus and any related prospectus supplement to sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents, and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions at:

•         a fixed price or prices, which may be changed;

•         market prices prevailing at the time of sale;

•         prices related to the prevailing market prices; or

•         negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements, which may be entered into with us, to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

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Shares of common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The NASDAQ Capital Market. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

In order to comply with the securities laws of certain states, if applicable, the securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities offered by this prospectus may not be sold unless such securities have been registered or qualified for sale in these states or an exemption from registration or qualification is available and complied with.

Our common stock is currently traded on The NASDAQ Capital Market under the symbol “PPHM.”

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Snell & Wilmer L.L.P., Costa Mesa, California, counsel to Peregrine Pharmaceuticals, Inc. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended April 30, 2011 (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements) and the effectiveness of our internal control over financial reporting as of April 30, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE TO LEARN MORE ABOUT US

We have filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. For further information regarding the Company and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and any proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s Internet website at www.sec.gov. Our Internet website address is www.peregrineinc.com.

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We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year. We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus, and information that we file later with the Commission automatically updates and supersedes any information in this prospectus. We have filed the following documents with the Commission. These documents are incorporated by reference as of their respective dates of filing:

1.	our Annual Report on Form 10-K for the fiscal year ended April 30, 2011, as filed with the Commission on July 14, 2011, under Section 13(a) of the Securities Exchange Act of 1934;

2.	our Definitive Proxy Statement with respect to the Annual Meeting of Stockholders held on October 21, 2011, as filed with the Commission on August 26, 2011;

3.	our Quarterly Report on Form 10-Q for the quarterly periods ended July 31, 2011, October 31, 2011, and January 31, 2012, as filed with the SEC on September 9, 2011, December 12, 2011, and March 9, 2012, respectively.

4.	our Current Reports on Form 8-K filed on May 5, 2011, May 19, 2011, June 16, 2011, July 14, 2011, August 24, 2011, September 2, 2011, September 9, 2011, October 20, 2011, November 22, 2011, December 6, 2011, December 12, 2011, December 29, 2011, February 21, 2012, March 9, 2012, March 16, 2012, and March 28, 2012;

5.	the description of our common stock contained in our Registration Statement on Form 8-A and Form 8-B (Registration of Successor Issuers) filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

6.	the description of our preferred stock purchase rights contained in our Form 8-A filed under the Securities Exchange Act of 1934 on March 17, 2006, including any amendment or report filed for the purpose of updating such descriptions; and

7.	all other reports filed by us under Section 13(a) of 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended April 30, 2011.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus by reference, other than exhibits to such documents. Requests for such documents and information should be directed to:

Peregrine Pharmaceuticals, Inc.

Attn: Paul J. Lytle, Chief Financial Officer

14282 Franklin Avenue

Tustin, California 92780-7017

(714) 508-6000

See also “Where to Learn More About Us.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers and may indemnify our employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence by indemnified parties, and permits us to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification. We have liability insurance for our directors and officers.

In addition, our Certificate of Incorporation provides that, under Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as a director to us and our stockholders. This provision in the Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Provisions of our Bylaws require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from actions not taken in good faith or in a manner the indemnitee believed to be opposed to our best interests) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ insurance if available on reasonable terms. To the extent that indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our Company as discussed in the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable. We believe that our Certificate of Incorporation and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

We have in place a directors’ and officers’ liability insurance policy that, subject to the terms and conditions of the policy, insures our directors and officers against losses arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses us for amounts, which we lawfully indemnifies or is required or permitted by law to indemnify its directors and officers.

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You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

$150,000,000 Common Stock Warrants

ABOUT THIS PROSPECTUS	1
OUR BUSINESS	1
RISK FACTORS	5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	19
USE OF PROCEEDS	19	________________
DESCRIPTION OF COMMON STOCK	19
DESCRIPTION OF WARRANTS	20	PROSPECTUS
PLAN OF DISTRIBUTION	22	________________
LEGAL MATTERS	23
EXPERTS	23
WHERE TO LEARN MORE ABOUT US	23
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	24
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	25

Dated: April 12, 2012

$25,000,000

Common Stock

_________________

PROSPECTUS SUPPLEMENT

_________________

The date of this prospectus supplement is June 13, 2014